EXHIBIT 99



                        INDEPENDENT AUDITORS' REPORT


Board of Directors
FFY Financial Corp.
Youngstown, Ohio

      We have audited the accompanying consolidated statements of financial condition of FFY Financial Corp. and subsidiary as of June 30, 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended June 30, 1995. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FFY Financial Corp. and subsidiary as of June 30, 1995 and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

     As discussed in Notes 1c and 12b to the consolidated financial statements, the company changed its method of accounting for securities and their Employee Stock Ownership Plan effective July 1, 1994. As discussed in
Note 10 to the consolidated financial statements, the company changed its method of accounting for income taxes effective July 1, 1993.


                                       /s/ HILL, BARTH & KING, INC.
                                           Hill, Barth & King, Inc.


Youngstown, Ohio
August 4, 1995